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                                                                      Exhibit 99



News Release                       TRW Inc.                           [TRW Logo]
                                   1900 Richmond Road
                                   Cleveland, OH  44124

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For Immediate Release              Contact
                                   Jay McCaffrey
                                   216.291.7428


TRW ANNOUNCES REDEMPTION OF 'POISON PILL' RIGHTS


CLEVELAND, January 24, 2000 -- TRW Inc. (NYSE: TRW) today announced that it will redeem the stock purchase rights issued pursuant to the Rights Agreement dated as of April 24, 1996, commonly known as a "poison pill." In redeeming the rights, the Board authorized a one-time payment to stockholders of $.005 per common share, which will be paid on March 15, 2000, to stockholders of record on February 11, 2000, in addition to the Company's previously announced quarterly dividend payment of $.33 per share.

Shareholders do not have to take any action to receive the redemption payment and do not have to exchange their stock certificates.

TRW provides advanced technology products and services for the automotive, aerospace, and information systems markets. The company's news releases are available through TRW's corporate Web site (http://www.trw.com).



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